                                                                    EXHIBIT 10.5



                             REMARKETING AGREEMENT


                                    Between


                    KANSAS ELECTRIC POWER COOPERATIVE, INC.



                                      and


                        ALEX. BROWN & SONS INCORPORATED


                         Dated as of December 20, 1996



         RURAL ELECTRIC COOPERATIVE GRANTOR TRUST (KEPCO) SERIES 1997

             RURAL ELECTRIC COOPERATIVE GRANTOR TRUST CERTIFICATES
                                  SERIES 1997

                             REMARKETING AGREEMENT


     This REMARKETING AGREEMENT dated as of December 20, 1996
(the "Agreement" or the "Remarketing Agreement"), is entered into by and between KANSAS ELECTRIC POWER COOPERATIVE, INC., a Kansas non-profit electric generation and transmission cooperative corporation (the "Cooperative"), and ALEX. BROWN & SONS INCORPORATED, as remarketing agent (the "Remarketing Agent").


                             W I T N E S S E T H:

     WHEREAS, in 1988 the Cooperative prepaid certain of its loans from the Federal Financing Bank, which were guaranteed by the United States of America, acting through the Administrator (the "Administrator") of the Rural Electrification Administration of the Department of Agriculture (which has been succeeded with respect to the administration of certain electric and telephone loan programs by the Rural Utilities Service, an agency of the United States Department of Agriculture established pursuant to Section 232 of the Federal Cooperative Insurance Reform and Department of Agriculture Reorganization Act of 1994 (Pub.L. 103-354, 108 Stat. 3178) (together with its successors, the "RUS")), with amounts borrowed from the National Rural Utilities Cooperative Finance Corporation, a District of Columbia cooperative association (together with its successors, "CFC"), pursuant to a Loan Agreement dated as February 15, 1988 between CFC and the Cooperative (the "Original Loan Agreement" and, as amended by the First Amendment to Loan Agreement dated as of the date hereof and effective as of the Refinancing Date referred to below and as further amended and supplemented from time to time in accordance with the terms thereof and hereof, the "Loan Agreement");

     WHEREAS, CFC established the Rural Electric Cooperative Grantor Trusts (KEPCO) Series 1988 K1-1988 K3 (collectively, the "Original Trusts") for the purpose of holding the notes (the "Original Notes") evidencing the Cooperative's repayment obligations under the loan (the "1988 Loan") made by CFC to the Cooperative pursuant to the Original Loan Agreement, which obligations were guaranteed by the United States of America acting through the Administrator of the RUS (as amended and supplemented from time to time in accordance with the terms thereof and hereof, the "Guarantee");

     WHEREAS, pursuant to Section 3.9 of the Loan Agreement, and with the consent of CFC as Servicer of the Original Trusts (CFC in such capacity, the "Servicer"), the Original Notes may be purchased prior to stated maturity; and
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     WHEREAS, the Cooperative has notified the trustee under the Original Trusts that, with the approval of the Administrator, it desires that CFC purchase the Notes (as defined in the Trust Agreement described below) and the Trustee redeem the related certificates of beneficial interest therein and terminate the related Original Trusts on the Refinancing Date (as defined in the Trust Agreement described below), for the purpose of amending certain terms of the 1988 Loan and the Notes, depositing the Notes in a new trust created pursuant to the Trust Agreement referred to below and issuing certificates of beneficial interest therein (as amended and supplemented in accordance with the terms thereof and hereof, the "Certificates"); and

     WHEREAS, CFC, as lender under the Loan Agreement, depositor of the Original Trusts and servicer of the Notes, has agreed to purchase the Notes (as amended as provided above) and to cause the Notes, with the Guarantee endorsed thereon, to be delivered to the Trustee (as defined below) on the Refinancing Date for deposit in the Rural Electric Cooperative Grantor Trust (KEPCO) Series 1997 created pursuant to the Trust Agreement dated as of the date hereof and effective as of the Refinancing Date (as amended and supplemented from time to time in accordance with the terms thereof and hereof, the "Trust Agreement") among CFC, the Cooperative and The First National Bank of Chicago, as trustee (together with its successors, the "Trustee"); and

     WHEREAS, the Board of Directors of the Cooperative has determined that it is desirable for the Cooperative to enter into the Swap Agreement (as defined in the Trust Agreement) with the Swap Provider (as defined in the Trust Agreement), which will be assigned to the Trust automatically on the Refinancing Date, pursuant to which the Swap Provider will pay to the Trustee a variable rate of interest and the Trustee will pay a fixed rate of interest; and

     WHEREAS, the Cooperative will enter into the Liquidity Facility in respect of the Certificates; and

     WHEREAS, pursuant to, but subject to the terms and conditions of, the Underwriting Agreement (as defined in the Trust Agreement), on the Refinancing Date the Certificates will be sold by CFC; and

     WHEREAS, the Cooperative desires to appoint (with the consent of the Swap Provider) Alex. Brown & Sons Incorporated to serve as the Remarketing Agent with respect to Certificates tendered under the Trust Agreement, all upon the terms and conditions set forth in this Agreement; and

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and the purchase of the Certificates by all who shall at any time and from time to time

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

become registered owners thereof, the parties hereto covenant and agree as follows:

     Section 1. Terms Defined. In addition to words or terms elsewhere defined in this Remarketing Agreement, terms used herein which are capitalized but not defined herein shall have the meanings prescribed for them in the Trust Agreement unless the context shall clearly otherwise indicate.

     Section 2. Appointment of Remarketing Agent; Responsibilities of Remarketing Agent.

     (a) Subject to the terms and conditions contained herein and in the Trust Agreement, the Cooperative hereby appoints Alex. Brown & Sons Incorporated, and Alex. Brown & Sons Incorporated hereby accepts such appointment, as exclusive remarketing agent (i) in connection with offering and sale (a "remarketing") of the Certificates from time to time in the secondary market subsequent to the initial offering, issuance and sale of the Certificates, and (ii) in connection with the establishment of the Weekly Rate and the Flex Rate (collectively referred to herein as the "Variable Rate") to be borne by the Certificates, all as provided in the Trust Agreement.

     (b) Alex. Brown & Sons Incorporated hereby accepts and agrees to the obligations and duties of the Remarketing Agent set forth in the Trust Agreement, including but not limited to the obligation to determine the Variable Rate to be borne by the Certificates in accordance with the Trust Agreement.
The Remarketing Agent agrees to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Cooperative, the Trustee, the Swap Provider, the Liquidity Provider and the Servicer at all reasonable times. The Remarketing Agent agrees to perform its duties hereunder using due diligence and in good faith to the best of its abilities.

     Section 3.   Exclusive Agent for Remarketing.

     (a) The Cooperative agrees that so long as this Remarketing Agreement shall remain in effect, the Remarketing Agent shall have the sole and exclusive right to remarket the Certificates as agent for, and on behalf of, the Certificateholders in the manner and on the terms and conditions hereinafter provided for.

     (b) It is understood and agreed by all parties hereto that the Remarketing Agent is only obligated hereunder to use its best efforts to remarket any Certificates tendered or deemed tendered for purchase ("Tendered Certificates") or any Certificates held by or on behalf of the Liquidity Provider and shall in no way be obligated to advance its own funds to purchase any Tendered Certificates or any such Certificates held by or on behalf of the

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

Liquidity Provider. The Remarketing Agent shall be construed to be acting as agent only for and on behalf of the Certificateholders, including the Liquidity Provider if, as and when it is a Certificateholder.

     Section 4. The Certificates and the Trust Agreement. The Certificates will be issuable having the terms described in, and will be subject to the conditions of, the Trust Agreement. The Cooperative shall promptly notify the Remarketing Agent in the event the Trust Agreement is repealed, amended, modified or supplemented subsequent to the date hereof; provided that the Trust Agreement shall not be repealed, amended, modified or supplemented, and the Cooperative shall not agree to repeal, amend, modify or supplement the Trust Agreement, without the Remarketing Agent's consent if such repeal, amendment, modification or supplement would alter the Remarketing Agent's obligations or duties or would adversely affect the Remarketing Agent. The Cooperative, CFC and the Trustee will execute and deliver the Trust Agreement in the form presented to the Remarketing Agent on the date of execution of this Remarketing Agreement.

     Section 5.   Furnishing of Offering Materials.

     (a) The Cooperative agrees to furnish the Remarketing Agent with as many copies as the Remarketing Agent may reasonably request of the Prospectus relating to the Certificates (the "Offering Statement"), and such other information with respect to the Cooperative, the Trust, CFC, the Liquidity Provider, the Swap Provider, Morgan, the Notes, the Guarantee and the Certificates as the Remarketing Agent shall reasonably request from time to time and as shall be available to the Cooperative.

     (b) If, at any time during the term of this Remarketing Agreement, any event known to the Cooperative relating to or affecting the Cooperative, the Trust Agreement, the Trust, CFC, Morgan, the Swap Provider, the Liquidity Provider, the Notes, the Guarantee, the Liquidity Protection Agreement, the Liquidity Facility, the Swap Agreement or the Certificates shall occur which might affect the correctness or completeness of any statement of a material fact contained in the Offering Statement or which might result in the Offering Statement containing an untrue, incorrect or misleading statement of a material fact or omitting to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, the Cooperative will promptly notify the Remarketing Agent in writing of the circumstances and details of such event.

     (c) If at any time, in the opinion of the Remarketing Agent, any event occurs as a result of which the Offering Statement would include an untrue statement of a material fact, or omit to state

                                       4
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any material fact necessary in order to make statements therein, in light of the circumstances under which they were made, not misleading, the Cooperative will, upon the request of the Remarketing Agent and at the expense of the Cooperative, prepare an amendment or supplement which will correct such statement or omission.

     (d) The Cooperative will cooperate with the Remarketing Agent in the preparation of any additional remarketing materials reasonably required in connection with the remarketing of any Certificates. The Cooperative acknowledges that the Remarketing Agent may limit the manner in which Certificates are remarketed and may limit its remarketing efforts to certain potential purchasers, in each case as and to the extent the Remarketing Agent deems necessary or appropriate under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and, if applicable, the Trust Indenture Act of 1939, as amended, the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

     Section 6. Representations, Warranties, Covenants and Agreements of the Cooperative. The Cooperative represents, warrants, covenants and agrees with the Remarketing Agent as follows:

     (a) The Cooperative hereby makes for the benefit of the Remarketing Agent the representations, warranties, covenants and agreements contained in Section 4(a) of the Underwriting Agreement as if such representations, warranties, covenants and agreements were herein set forth in the entirety. Without limiting the foregoing, this Remarketing Agreement has been duly authorized, executed and delivered by the Cooperative and constitutes the legal, valid and binding obligation of the Cooperative enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other laws affecting generally the enforcement of creditors' rights and by equitable principles.

     (b) The Cooperative will cooperate with the Remarketing Agent in the qualification of the Certificates for remarketing and the determination of the eligibility of the Certificates for investment under the laws of such jurisdictions as the Remarketing Agent shall designate and will use its best efforts to continue any such qualification in effect so long as required for the remarketing of the Certificates by the Remarketing Agent, provided that the Cooperative shall not be required to register as a broker-dealer in any jurisdiction or consent to service of process in any jurisdiction other than the State of Kansas.

     (c) Any certificate authorized by the Cooperative, signed by any officer of the Cooperative and delivered to the Remarketing

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

Agent shall be deemed a representation by the Cooperative to the Remarketing Agent as to the statements made therein.

     Section 7. Representations, Warranties, Covenants and Agreements of the Remarketing Agent. The Remarketing Agent, by its acceptance hereof, represents, warrants and covenants to and with the Cooperative that:

     (a) It is authorized by law to perform all the duties imposed upon it by the Trust Agreement and this Remarketing Agreement and that it is a member of the National Association of Securities Dealers, Inc. having a capitalization of at least $15,000,000.

     (b) This Remarketing Agreement has been duly authorized, executed and delivered by the Remarketing Agent and constitutes the legal, valid and binding obligation of the Remarketing Agent enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other laws affecting generally the enforcement of creditors' rights and by equitable principles.

     Section 8. Conditions to Effectiveness. Provided that the Remarketing Agent shall have received an executed letter, substantially in the form attached hereto as Exhibit A, from the Trustee and Tender Agent, this Agreement shall become effective on the date (the "Effective Date") on which Alex. Brown & Sons Incorporated purchases the Certificates pursuant to the Underwriting Agreement. This Agreement shall not become effective if Alex. Brown & Sons Incorporated does not purchase the Certificates pursuant to the Underwriting Agreement.

     Section 9.   Conditions to Remarketing Agent's Obligations.

     (a) The obligations of the Remarketing Agent under this Remarketing Agreement have been undertaken in reliance on, and shall be subject to, the due performance by the Cooperative of its obligations and agreements to be performed hereunder and under the Related Documents (as defined in the Underwriting Agreement) and to the accuracy of and compliance with the representations, warranties, covenants and agreements contained herein and therein, on and as of the date of delivery of this Remarketing Agreement and on and as of each date on which Certificates are to be remarketed pursuant to this Remarketing Agreement.

     (b) The obligations of the Remarketing Agent hereunder with respect to each date on which Certificates are to be remarketed pursuant to this Remarketing Agreement and the Trust Agreement are also subject, at the discretion of the Remarketing Agent, to the following further conditions:

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     (i) At or prior to the Closing Date (as defined in the Underwriting
Agreement), the Remarketing Agent shall have received all documents required by and delivered pursuant to the Underwriting Agreement;

     (ii) Each of the Related Documents (as defined in the Underwriting Agreement) shall be in full force and effect and shall not have been amended, modified or supplemented in any way which would cause the Guarantee to become unenforceable in whole or in part;

     (iii) There shall be in full force and effect all such registration statements, offering materials, opinions and other filings or documents as may be necessary in the reasonable opinion of the Remarketing Agent to effect a remarketing of the Certificates in the manner contemplated by this Remarketing Agreement and in compliance with all requirements imposed upon the Cooperative, the Trust or the Remarketing Agent by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and, if applicable, the Trust Indenture Act of 1939, as amended;

     (iv) None of the events described in Section 12(i), (ii), (iii), (iv) or
(v)(A), (D), (E) or (I) of the Underwriting Agreement shall have occurred after the Refinancing Date and shall be continuing;

     (v) The obligations of the Liquidity Provider under the Liquidity Facility (or Alternative Liquidity Facility if an Alternative Liquidity Facility replaced the Liquidity Facility) shall not have been suspended (including as a result of the nonsatisfaction of a condition precedent to, or the existence of any fact or circumstance which effectively tolls, the performance of such obligations) or terminated;

     (vi) The obligations of Morgan Guaranty Trust Company of New York under the Liquidity Protection Agreement shall not have been suspended (including as a result of the nonsatisfaction of a condition precedent to, or the existence of any fact or circumstance which effectively tolls, the performance of such obligations) or terminated;

     (vii) The obligations of the Swap Provider under the Swap Agreement shall not have been suspended (including as a result of the nonsatisfaction of a condition precedent to, or the existence of any fact or circumstance which effectively tolls, the performance of such obligations) or terminated; and

     (viii) The Guarantee shall be in full force and effect, and shall not have been cancelled or terminated, or amended or modified in any material respect, and neither the

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Administrator nor any other Federal governmental authority or official with competent jurisdiction shall have claimed or asserted in writing, or shall have failed to contest any claim or assertion made in any action or proceeding, or any governmental authority with competent jurisdiction shall have announced, found or ruled, that the Guarantee is null and void or otherwise invalid or unenforceable against the United States of America, either in whole or part.

     Section 10. Dealing in Certificates by Remarketing Agent. The Remarketing Agent, either as principal or agent, may, in good faith, buy, sell, own, hold and deal in any of the Certificates and may engage in any action which any Certificateholder may be entitled to take with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Cooperative and may act as depositary, trustee or agent for any committee or body of Certificateholders or other obligations of the Cooperative as freely as if it did not act in any capacity hereunder.

     Section 11. Intention of Parties. It is the express intention of the parties hereto that no purchase, sale or transfer of any Certificates, as herein provided, shall constitute or be construed to be the extinguishment, merger or discharge of any Certificates or the indebtedness evidenced thereby or the reissuance of any Certificates or the refunding of any indebtedness represented thereby.

     Section 12.  Term and Termination of the Remarketing Agreement.

     (a) This Remarketing Agreement shall become effective on the Effective Date and shall continue in full force and effect until the earlier to occur of
(i) the first day on which no Certificates are outstanding, (ii) December 15, 2017, (iii) the date on which the Remarketing Agent dissolves or admits in writing that it is insolvent or unable to pay its obligations as they become due, (iv) the date on which the Remarketing Agent files a voluntary petition seeking relief under applicable bankruptcy or similar laws, (v) the earlier of
(x) the 45th day after the date on which an involuntary petition seeking relief under applicable bankruptcy or similar law is filed against the Remarketing Agent if such involuntary petition is not dismissed on or before such 45th day and (y) the date of entry of an order for relief with respect to such involuntary petition, or (vi) the termination of this Agreement pursuant to subparagraph (b) of this Section.

     (b) At any time, the Remarketing Agent may resign and be discharged of its duties hereunder by giving at least 30 days'

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prior written notice to the Cooperative, the Servicer, the Swap Provider, the
Liquidity Provider, the Trustee and the Tender Agent. If at any time there is no Swap Agreement or Alternative Swap Agreement in force and effect, the Cooperative shall have the right to terminate this Agreement by delivering written notice thereof (a "Termination Notice") to the Remarketing Agent; provided that the Cooperative shall have no right to so terminate this Agreement unless, no later than the date of termination, the Remarketing Agent shall have received all fees and expenses owed to it under this Agreement (including a pro rata amount of the fee described in Section 13(a) accrued through the termination date if the termination date does not fall on the last Business Day of June or December). The Termination Notice shall refer to this Agreement and this Section 12(b), state that the Cooperative is terminating this Agreement pursuant to Section 12(b), and certify that there is no Swap Agreement or Alternative Swap Agreement in force and effect; subject to the Remarketing Agent's having received all fees and expenses referred to in the immediately preceding sentence, such termination shall be effective on the date on which the Remarketing Agent receives the Termination Notice. Unless a Swap Provider Default shall have occurred and be continuing, from and after six (6) months after the Refinancing Date, the Remarketing Agent may be removed or replaced, for lack of performance, by not less than 30 days' prior written notice signed by the Swap Provider delivered to the Remarketing Agent.

     For all purposes of the foregoing, if the Certificates are in a Weekly Rate Mode there shall not be lack of performance by the Remarketing Agent unless the average Variable Rate on the Certificates during a consecutive 4 month period pursuant to this Agreement shall be in excess of the corresponding average of the Base Rate (as defined below) plus the Applicable Margin (as defined below) during such 4 month period. The "Base Rate" means the bond equivalent of the 30 day rate on commercial paper placed on behalf of issuers whose corporate bonds are rated AA by Standard & Poor's or its successor, or the equivalent of such rating by another rating agency as made available on a discount basis or otherwise by the Federal Reserve Bank of New York (H.15) for the nearest business day prior to such Variable Rate setting date. The "Applicable Margin" for such Base Rate shall be determined based on the rating (using S&P or its successor, or the equivalent of such rating by another rating agency) of the Liquidity Provider under the Liquidity Facility in effect as of the date on which the Variable Rate is determined:

Applicable Margin      Liquidity Provider Rating

11 basis points        At least long term Aa3 and AA-, short term P-1 and A-1+

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15 basis points        At least long term Aa3 and AA-, short term P-1 and A-1

17 basis points        At least long term A2 and A, short term P-1 and A-1

The foregoing is based on the Certificates being rated at least Aa/AA by Moody's and Standard & Poor's, respectively. If the rating of the Certificates falls below those levels, the Cooperative and Remarketing Agent will negotiate in good faith to determine, with the Swap Provider's consent, the appropriate Applicable Margin based upon such lower rating.

     If there are limitations on the ability or advisability of the purchase of Certificates by any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act, then each Applicable Margin described above shall be increased by 5 basis points.

     If (i) the Certificates are in the Flex Rate Mode, (ii) the Certificates are sold to the Underwriter in a private placement rather than in a registered public offering, (iii) the short-term ratings on the Certificates shall have been withdrawn or downgraded below A-1 or P-1 by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. or Moody's Investors Service, respectively, or (iv) the Liquidity Provider purchases unremarketed Certificates pursuant to Section 9.3(i) of the Trust Agreement, then in each such case the Cooperative and Remarketing Agent will negotiate in good faith, with the Swap Provider's consent, to determine an appropriate Applicable Margin or other reasonable measure of lack of performance for purposes of this Section.

     (c) In the event of the removal or resignation of the Remarketing Agent, the Remarketing Agent shall pay over, assign and deliver any moneys or Tendered Certificates held by it in such capacity to its successor or, if there is no successor, to the Trustee.

     Section 13. Payment of Fees and Expenses of Remarketing.

     (a) The Cooperative agrees to pay (or to cause the Swap Provider to pay to) the Remarketing Agent, as a fee for acting as Remarketing Agent under and pursuant to this Remarketing Agreement, a sum equal to one-eighth of one percent (0.125%) on an annualized basis of the average outstanding principal amount of the Certificates payable in arrears on the last Business Day of June and December of each year, commencing in June 1998, for each year or part year that the Remarketing Agent performs such services hereunder, such sum to be paid regardless of the principal amount of Certificates remarketed pursuant hereto. The parties contemplate that such fee will be paid to the Remarketing Agent by

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the Swap Provider as described in the letter agreement, dated as of the date hereof, among the Remarketing Agent, the Cooperative and the Swap Provider; provided that the Cooperative shall remain obligated to make such payment in the event the Swap Provider fails for any reason to pay the Remarketing Agent.

     (b) Commencing on the effective date of this Agreement, the Cooperative shall pay or reimburse the Remarketing Agent for reasonable expenses incurred in the preparation of any revisions, supplements or additions to the Offering Statement necessary to effect the remarketing of Certificates, including fees and expenses (if any) of nationally recognized bond counsel, securities counsel, special tax counsel, counsel to the Remarketing Agent or other counsel, blue sky fees and expenses (including attorneys' fees and expenses with respect thereto), costs of printing, rating, accounting, feasibility studies and other similar costs.

     Section 14. Indemnification.

     (a) To the extent permitted by law, the Cooperative agrees to indemnify and hold harmless the Remarketing Agent and its officers, directors, agents and employees (collectively, the "Indemnified Person") from and against any losses, claims, damages or liabilities to which any Indemnified Person may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Offering Statement or other information provided by the Cooperative pursuant to Section 5 hereof, or arise out of, or are based upon, the omission or alleged omission to state therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in investigating, defending or preparing to defend any such action or claim; provided, however, that the Cooperative shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Statement in reliance upon and in conformity with written information furnished to the Cooperative by or on behalf of any Indemnified Person specifically for use in preparation of the Offering Statement. The Cooperative acknowledges that the statements to be under the caption "Underwriting" in the Offering Statement constitute the only information to be furnished in writing by or on behalf of the Indemnified Persons for use in preparation of the Offering Statement. The indemnity agreement in this paragraph shall be in addition to any liability which the Cooperative may otherwise have to any Indemnified Person and shall extend upon the same terms and conditions to each person, if any, who controls any Indemnified

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Person within the meaning of the Securities Exchange Act of 1934, as amended.

     (b) To the extent permitted by law, the Remarketing Agent agrees to indemnify and hold harmless the Cooperative and its commissioners, officers, directors, agents and employees to the same extent as the indemnity from the Cooperative to the Indemnified Persons described in paragraph (a) of this Section but only with respect to information relating to the Remarketing Agent to be furnished in writing by it, or on its behalf, specifically for use in preparation of the Offering Statement. The Cooperative acknowledges that the statements to be under the caption "Underwriting" in the Offering Statement constitute the only information to be furnished in writing by or on behalf of the Remarketing Agent for use in preparation of the Offering Statement. The indemnity agreement in this paragraph shall be in addition to any liability which the Remarketing Agent may otherwise have to the Cooperative and shall extend upon the same terms and conditions to each person, if any, who controls the Cooperative, within the meaning of the Securities Exchange Act of 1934, as amended.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 14, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 14(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 14(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 14(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by the Remarketing Agent in the case of parties indemnified pursuant to Section 14(a) and by the Cooperative and in the case of parties indemnified pursuant to Section 14(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) If the indemnification provided for in this Section 14 is unavailable to or insufficient to hold harmless an indemnified party under Section 14(a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Cooperative on the one hand and the Remarketing Agent (in its capacity as Underwriter) on the other from the offering of the Certificates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 14(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Cooperative and the Remarketing Agent in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Cooperative and the Remarketing Agent shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by CFC bear to the Underwriting Fee received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue and alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Cooperative or the Remarketing Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Cooperative and the Remarketing Agent agree that it would not be just and equitable if contributions pursuant to this Section 14(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 14(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 14(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) the Remarketing Agent (including in its capacity as Underwriter) shall not be required to contribute any amount in excess of the Underwriting Fee and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) In any proceeding relating to the Offering Statement or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 14 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party. The Cooperative agrees to indemnify and hold harmless the Remarketing Agent and each person, if any, who controls the Remarketing Agent against any and all losses, claims, damages and liabilities (i) arising out of any untrue statement or alleged untrue statement, of a material fact contained in the Offering Statement or any amendment or supplement thereto as the same has been supplemented or amended, or the omission, or alleged omission, therefrom of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except any such statements as were based on information furnished to the Cooperative by the Remarketing Agent (the Cooperative making those acknowledgments set forth in Section 14(a) above, and (ii) to the extent of the aggregate amount paid in settlement of any litigation arising from a claim based upon the foregoing and such settlement is effected with the written consent of the Cooperative.

     (f) The indemnity agreements contained in this Section shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Agent or the Cooperative, or the delivery of and any payment for any Certificates hereunder, and shall survive the termination or cancellation of this Remarketing Agreement.

     Section 15. Remarketing Agent's Liabilities. The Remarketing Agent shall incur no liability to the Cooperative or any other party for its actions as Remarketing Agent pursuant to the terms hereof and of the Trust Agreement except for its negligence or willful misconduct and except as otherwise specifically provided herein. The Remarketing Agent will not be liable to the Cooperative on account of the failure of any person to whom the Remarketing Agent has sold a Certificate to pay for it or to deliver any document in respect of such sale. The undertaking of the Remarketing Agent to remarket any Certificates pursuant hereto or to the Trust Agreement shall be on a "best efforts" basis as described in this Agreement.

     Section 16. Events of Default. The failure by the Cooperative to make any payment required by this Remarketing Agreement when due shall constitute an "event of default" hereunder and shall entitle the Remarketing Agent to take whatever action at law or in equity, including specific performance, that is necessary or desirable to collect the amounts then due and thereafter to become due to them or to enforce observance or performance of any covenant, condition or agreement of the Cooperative hereunder.

     Section 17. Miscellaneous.

     (a) Except as otherwise provided, any notice or other communication herein required or permitted to be given shall be in writing, by telex or facsimile transmission, and may be personally served or sent by United States mail and shall be deemed to have been given upon receipt by the party notified. For the purposes hereof, the address and principal office of the parties hereto and of the Trustee, the Tender Agent, the Liquidity Provider, the Servicer and the Swap Provider (until notice of a change thereof is delivered as provided in this Section 16) shall be as follows:

Remarketing Agent:     Alex. Brown & Sons Incorporated
                       1290 Avenue of the Americas, 10th Floor
                       New York, New York 10104
                       Attention:  Variable Rates Department
                       Fax:  212-237-2042

Cooperative:           Kansas Electric Power Cooperative, Inc.
                       P.O. Box 4877
                       Topeka, Kansas  66604
                       Attention: Executive Vice President
                       Fax: 913/271-4888

Liquidity Provider:    To the Liquidity Provider at the address set forth in the
                       Liquidity Facility; provided that if such address has not been provided to the Remarketing Agent, such notice may be sent to the Morgan Guaranty Trust Company of New York at the address set forth next to the Swap Provider.

Swap Provider:         Morgan Guaranty Trust Company of New York
                       60 Wall Street
                       New York, New York  10260
                       Attention: Global Swaps Unit
                       Fax: (212) 648-5422

Servicer:              National Rural Utilities Cooperative Finance Association
                       2201 Cooperative Way-Woodland Park
                       Herndon, Virginia  22071-3025
                       Fax:  (703) 709-6779

Trustee:               The First National Bank of Chicago
                       One First National Plaza, Suite 0126
                       Chicago, Illinois  60670-0126
                       Attention: Corporate Trust Administration
                       Tel: (702) 243-0180
                       Fax: (312) 407-1708

Tender Agent:          The First National Bank of Chicago
                       c/o First Chicago Trust Company of New York
                       14 Wall Street
                       8th Floor - Window 2
                       New York, New York  10005
                       Attention: Corporate Trust Administration
                       Fax: (212) 240-8938

The Remarketing Agent, the Trustee, the Tender Agent, the Liquidity Provider, the Swap Provider and the Cooperative may, by notice given under this Remarketing Agreement, designate other addresses to which notices or other communications shall be directed.

     (b) The obligations of the respective parties hereto may not be assigned or delegated to any other person without the consent of the other party hereto and the Swap Provider. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, and will not confer any rights upon any other person other than the Swap Provider as and to the extent provided herein and other persons, if any, controlling the Cooperative and the Remarketing Agent within the meaning of the Securities Exchange Act of 1934, as amended. The terms "successors" and "assigns" shall not include any purchaser of any of the Certificates merely because of such purchase.

     (c) All of the representations, warranties and covenants made in this Remarketing Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any party hereto, delivery of any payment of any Certificates hereunder or termination or cancellation of this Remarketing Agreement.

     (d) Section headings have been inserted in this Remarketing Agreement as a matter of convenience of reference only, and it is agreed that such headings are not a part of this Remarketing Agreement and will not be used in the interpretation of any provisions of this Remarketing Agreement.

     (e) If any provision of this Remarketing Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions, or in all jurisdictions because it conflicts with any provisions of any constitution, statute, published regulation, ruling or court decision, or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provisions of this Remarketing Agreement invalid, inoperative or unenforceable to any extent whatever.

     (f) This Remarketing Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

     (g) The terms of this Remarketing Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by written instrument signed by the parties hereto.

     (h) This Remarketing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (i) The Cooperative agrees that the Remarketing Agent may use the name of the Cooperative in any advertising the Remarketing Agent may wish to publish concerning the role of the Remarketing Agent as Underwriter or Remarketing Agent for the Certificates.

     IN WITNESS WHEREOF, the Cooperative and the Remarketing Agent have caused this Remarketing Agreement to be signed in their names by the undersigned officers, thereto duly authorized, all as of the date and year first above written.

                                  KANSAS ELECTRIC POWER COOPERATIVE, INC.


                                  By:  /s/  Stephen E. Parr
                                     ---------------------------------------
                                     Title:  Executive Vice President & Chief
                                             Executive Officer


                                  ALEX. BROWN & SONS INCORPORATED


                                  By:  /s/  Douglas E. Carter
                                     ---------------------------------------
                                     Title:  Managing Director

                                                                       EXHIBIT A


                             FORM OF TRUSTEE'S AND
                             TENDER AGENT'S LETTER


                                                      [Dated the Effective Date]


Alex. Brown & Sons Incorporated
1290 Avenue of the Americas, 10th Floor
New York, New York  10104

Attention:  Variable Notes Department

Re: Remarketing Agreement dated as of [date] between Kansas Electric Cooperative, Inc. and Alex. Brown & Sons Incorporated (as amended from time to time, the "Agreement")

Gentlemen:

     We refer to the above-referenced Agreement. Terms used herein and not otherwise defined herein are used herein as defined in (or incorporated by reference in) the Agreement.

     We hereby agree to enforce the provisions of the Trust Agreement for your benefit to the extent applicable. The undersigned, in its capacity as Trustee and Tender Agent, further agrees to perform its obligations under the Trust Agreement.

                                 Very truly yours,

                                 THE FIRST NATIONAL BANK OF CHICAGO,
                                 as Trustee and as Tender Agent


                                 By:
                                    ----------------------------------------
                                    Title:

                                      A-1